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                                                            PART II - EXHIBIT 15
                                                            --------------------





                                                                 August 10, 2001



Securities and Exchange Commission
450 5/th/ Street, N.W.
Attention: Filing Desk, Stop 1-4
Washington, D.C.  20549-1004

                  Re: Fortune Brands, Inc.

                  We are aware that our report dated July 18, 2001, on our review of interim financial information of Fortune Brands, Inc. and Subsidiaries for the three month and six month periods ended June 30, 2001 and included in the Company's report on Form 10-Q for the quarter then ended is incorporated by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-58166) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, and (b) the Registration Statements on Form S-3 (Registration Nos. 33-50832 and 333-76371) of Fortune Brands, Inc.

                                                               Very truly yours,




                                                      PricewaterhouseCoopers LLP


Chicago, IL 60601